Exhibit 99.1

Contact:
Lorin Crenshaw 225.388.7322

Albemarle reports second quarter 2013 results

BATON ROUGE, LA - July 17, 2013 –

Second quarter 2013 highlights:

•	Earnings of $81.8 million, or $0.97 per share, excluding non-operating items.

•	Net sales of $634 million and EBITDA margin, excluding non-operating items, of 22 percent.

•	Announced $450 million accelerated share repurchase program and repurchased approximately 6.8 million shares in second quarter.

•	Announced agreement to establish a Chinese joint venture to produce MARTINAL® flame retardants.

	Three Months Ended June 30,		Six Months Ended June 30,

In thousands, except per share amounts	2013	2012	2013	2012
Net sales	$634,197	$684,894	$1,275,822	$1,396,598
Segment income	$129,031	$179,710	$262,656	$359,473
Net income attributable to Albemarle Corporation	$82,739	$50,089	$166,726	$164,351
Diluted earnings per share	$0.98	$0.56	$1.92	$1.83
Non-operating pension and OPEB items(a)	(0.01)	(0.09)	(0.03)	(0.11)
Special items(b)	—	0.82	—	0.82

Diluted earnings per share, excluding special and non-operating pension and OPEB items(e)	$0.97	$1.28	$1.89	$2.53

See accompanying notes and reconciliations to the condensed consolidated financial information.

Albemarle Corporation (NYSE: ALB) reported second quarter 2013 earnings of $82.7 million, or $0.98 per share, compared to second quarter 2012 earnings of $50.1 million, or $0.56 per share. Excluding special and non-operating pension and OPEB items (see notes to the condensed consolidated financial information), second quarter 2013 earnings were $81.8 million, or $0.97 per share, compared to $115.3 million, or $1.28 per share, for the second quarter of 2012. The Company reported net sales of $634.2 million in the second quarter of 2013, down from net sales of $684.9 million in the second quarter of 2012, driven by our exit from the phosphorus flame retardants business, lower metals surcharges, unfavorable pricing in our bromine portfolio and lower Fine Chemistry Services volumes, partly offset by favorable volumes in our Refinery Catalysts and Brominated Flame Retardant businesses.

Earnings for the first half of 2013 were $166.7 million, or $1.92 per share, compared to $164.4 million, or $1.83 per share, for the first half of 2012. Excluding special and non-operating pension and OPEB items, earnings for the first half of 2013 were $164.5 million, or $1.89 per share, compared to $227.8 million, or $2.53 per share, for the first half of 2012. Net sales for the first half of 2013 were $1.28 billion, down from $1.40 billion for the first half of 2012, driven by lower metals surcharges and pricing on certain products.

“Our businesses delivered EBITDA margins of 22% in spite of facing lower metals surcharges and an economic environment which saw continued sluggishness across Europe, weak electronics and construction markets and a much weaker China than most anticipated at the beginning of the year,” stated Luke Kissam, CEO. “We also successfully met several key milestones with regard to bringing on our bromine and organometallics expansions, which will be essential drivers of our long term growth.”

Quarterly Segment Results

Catalysts generated net sales of $233.8 million in the second quarter of 2013, a 2 percent increase from net sales in the second quarter of 2012, with favorable volumes in Refinery Catalysts Solutions being largely offset by lower metals surcharges and lower Performance Catalyst Solutions volumes. Catalysts segment income was $51.0 million in the second quarter of 2013, down 25 percent from second quarter 2012 results of $68.2 million, due primarily to lower metals surcharges and higher manufacturing costs.

Polymer Solutions reported net sales of $224.3 million in the second quarter of 2013, a 9 percent decrease from net sales in the second quarter of 2012, due to the year-over-year effects of our phosphorus flame retardants business exit in the second quarter of 2012 and overall lower flame retardant pricing, partly offset by favorable flame retardants volumes. Segment income for Polymer Solutions was $43.7 million in the second quarter of 2013, a 34 percent decline from $65.7 million in the second quarter of 2012, driven by unfavorable pricing, manufacturing costs and foreign currency impacts, partly offset by favorable sales volumes and favorable impacts from our exit of the phosphorus flame retardants business.

Fine Chemistry net sales in the second quarter of 2013 were $176.1 million, a 16 percent decrease from net sales in the second quarter of 2012, due mainly to unfavorable sales volumes and pricing. Segment income for Fine Chemistry was $34.4 million for the second quarter of 2013, down 25 percent from second quarter 2012 results of $45.9 million, due to unfavorable pricing, lower factory operating rates and timing of custom services projects.

Corporate and Other

Corporate and other expense was $15.5 million ($17.1 million excluding non-operating pension and OPEB items) for the second quarter of 2013. The $11.7 million increase from the comparable period in 2012 was due primarily to an unfavorable variance in non-operating pension and OPEB items.

Interest and financing expenses were $7.6 million for the second quarter of 2013 compared to $8.5 million for the second quarter of 2012, with this decrease due primarily to lower interest rates on variable-rate borrowings and higher capitalized interest year-over-year.

Excluding special and non-operating pension and OPEB items, our effective income tax rates were 20.6 percent and 26.4 percent for the second quarter of 2013 and 2012, respectively. Our effective tax rate continues to be influenced by the level and geographic mix of income, and benefits from a favorable mix of income in lower tax jurisdictions.

Cash Flow

Our cash flow from operations was approximately $179 million for the six months ended June 30, 2013, and we had $315 million in cash and cash equivalents at June 30, 2013. During the six months ended June 30, 2013, proceeds from borrowings, cash on hand and cash provided by operations funded capital expenditures for plant, machinery and equipment of approximately $103 million (which includes approximately $32 million in capital expenditures associated with our Jordanian joint venture), dividends to shareholders of $39.0 million and $582.3 million for repurchases of our common stock pursuant to the terms of our share repurchase program and the accelerated share repurchase program.

Earnings Call

The Company’s performance for the second quarter ended June 30, 2013 will be discussed on a conference call at 9:00 AM Eastern Daylight time on July 18, 2013. The call can be accessed by dialing 888-713-4211 (International Dial-In # 617-213-4864), and entering conference ID 51619577. The Company’s earnings presentation and supporting material can be accessed through Albemarle’s website under Investors at www.albemarle.com.

About Albemarle

Albemarle Corporation, headquartered in Baton Rouge, Louisiana, is a leading global developer, manufacturer and marketer of highly-engineered specialty chemicals for consumer electronics, petroleum refining, utilities, packaging, construction, automotive/transportation, pharmaceuticals, crop protection, food-safety and custom chemistry services. Albemarle is committed to global sustainability and is advancing its eco-practices and solutions in its three business segments, Polymer Solutions, Catalysts and Fine Chemistry, with Corporate Responsibility Magazine naming Albemarle among its prestigious “100 Best Corporate Citizens” list for 2013. The Company employs more than 4,000 people worldwide and serves customers in approximately 100 countries. Albemarle regularly posts information to www.albemarle.com, including notification of events, news, financial performance, investor presentations and webcasts, Regulation G reconciliations, SEC filings and other information regarding the Company, its businesses and markets served.

Forward-Looking Statements

Some of the information presented in this press release and the conference call and discussions that follow, including, without limitation, statements with respect to product development, changes in productivity, market trends, price, volume and mix changes, expected growth and earnings, input costs, surcharges, tax rates, stock repurchases, dividends, economic trends, outlook and all other information relating to matters that are not historical facts may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. There can be no assurance that actual results will not differ materially. Factors that could cause actual results to differ materially include, without limitation: changes in economic and business conditions; changes in financial and operating performance of our major customers and industries and markets served by us; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for our products; limitations or prohibitions on the manufacture and sale of our products; availability of raw materials; changes in the cost of raw materials and energy and in our ability to pass through such increases; acquisitions and divestitures, and changes in performance of acquired companies; changes in our markets in general; fluctuations in foreign currencies; changes in laws and government regulation impacting our operations or our products; the occurrence of claims or litigation; the occurrence of natural disasters; the inability to maintain current levels of product or premises liability insurance or the denial of such coverage; political unrest affecting the global economy, including adverse effects from terrorism or hostilities; political instability affecting our manufacturing operations or joint ventures; changes in accounting standards; the inability to achieve results from our global manufacturing cost reduction initiatives as well as our ongoing continuous improvement and rationalization programs; changes in the jurisdictional mix of our earnings and changes in tax laws and rates; changes in monetary policies, inflation or interest rates that may impact our ability to raise capital or increase our cost of funds, impact the performance of our pension fund investments and increase our pension expense and funding obligations; volatility and substantial uncertainties in the debt and equity markets; technology or intellectual property infringement, including cyber security breaches, and other innovation risks; decisions we may make in the future; and the other factors detailed from time to time in the reports we file with the SEC, including those described under “Risk Factors” in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q.

Albemarle Corporation and Subsidiaries

Consolidated Statements of Income

(In Thousands Except Per Share Amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,

	2013	2012	2013	2012
Net sales	$634,197	$684,894	$1,275,822	$1,396,598
Cost of goods sold	437,558	435,606	879,593	896,330

Gross profit	196,639	249,288	396,229	500,268
Selling, general and administrative expenses(c)	62,900	61,735	127,650	135,739
Research and development expenses	21,565	20,911	41,518	39,960
Restructuring and other charges, net(b)	—	94,703	—	94,703

Operating profit	112,174	71,939	227,061	229,866
Interest and financing expenses	(7,608)	(8,486)	(12,839)	(17,220)
Other expenses, net	(1,697)	(688)	(5,906)	(806)

Income before income taxes and equity in net income of unconsolidated investments	102,869	62,765	208,316	211,840
Income tax expense	21,450	21,882	47,642	60,910

Income before equity in net income of unconsolidated investments	81,419	40,883	160,674	150,930
Equity in net income of unconsolidated investments (net of tax)	9,709	12,712	19,970	21,298

Net income	91,128	53,595	180,644	172,228
Net income attributable to noncontrolling interests	(8,389)	(3,506)	(13,918)	(7,877)

Net income attributable to Albemarle Corporation	$82,739	$50,089	$166,726	$164,351

Basic earnings per share	$0.98	$0.56	$1.93	$1.84
Diluted earnings per share	$0.98	$0.56	$1.92	$1.83
Weighted-average common shares outstanding – basic	84,028	89,414	86,374	89,206
Weighted-average common shares outstanding – diluted	84,489	90,051	86,862	89,999

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands) (Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Cash and cash equivalents	$314,659	$477,696
Other current assets	967,219	929,617

Total current assets	1,281,878	1,407,313

Property, plant and equipment	2,895,949	2,818,604
Less accumulated depreciation and amortization	1,562,184	1,522,033

Net property, plant and equipment	1,333,765	1,296,571

Other assets and intangibles	720,306	733,407

Total assets	$3,335,949	$3,437,291

LIABILITIES AND EQUITY
Current portion of long-term debt	$9,355	$12,700
Other current liabilities	366,228	372,309

Total current liabilities	375,583	385,009

Long-term debt	1,067,852	686,588
Other noncurrent liabilities	358,647	370,318
Deferred income taxes	68,474	63,368
Albemarle Corporation shareholders’ equity	1,352,994	1,833,598
Noncontrolling interests	112,399	98,410

Total liabilities & equity	$3,335,949	$3,437,291

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Selected Consolidated Cash Flow Data

(In Thousands) (Unaudited)

	Six Months Ended June 30,
	2013	2012
Cash and cash equivalents at beginning of year	$477,696	$469,416
Cash and cash equivalents at end of period	$314,659	$461,751

Sources of cash and cash equivalents:

Net income	$180,644	$172,228

Proceeds from borrowings of long-term debt	117,000	2,978

Proceeds from other borrowings, net	266,248	7

Proceeds from exercise of stock options	3,917	13,430

Uses of cash and cash equivalents:

Capital expenditures	(103,168)	(126,623)

Repurchases of common stock	(582,298)	(13,695)

Repayments of long-term debt	(6,380)	(11,754)

Dividends paid to shareholders	(39,049)	(33,399)

Pension and postretirement contributions	(4,246)	(4,612)

Non-cash and other items:

Depreciation and amortization	51,817	49,449

Non-cash charges associated with restructuring and other, net	—	70,587

Pension and postretirement expense (benefit)	3,152	(10,203)

Equity in net income of unconsolidated investments	(19,970)	(21,298)

See accompanying notes to the condensed consolidated financial information.

Albemarle Corporation and Subsidiaries

Consolidated Summary of Segment Results

(In Thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net sales:
Polymer Solutions	$224,316	$247,016	$439,090	$475,147
Catalysts	233,818	229,144	469,391	522,666
Fine Chemistry	176,063	208,734	367,341	398,785

Total net sales	$634,197	$684,894	$1,275,822	$1,396,598

Segment operating profit:
Polymer Solutions	$43,821	$63,407	$87,491	$117,954
Catalysts	43,613	57,370	92,658	134,011
Fine Chemistry	40,277	49,704	76,455	94,067

Total segment operating profit	127,711	170,481	256,604	346,032

Equity in net income of unconsolidated investments:
Polymer Solutions	2,328	1,913	4,636	3,758
Catalysts	7,381	10,799	15,334	17,540
Fine Chemistry	—	—	—	—
Corporate & other	—	—	—	—

Total equity in net income of unconsolidated investments	9,709	12,712	19,970	21,298

Net (income) loss attributable to noncontrolling interests:
Polymer Solutions	(2,494)	349	(3,202)	(653)
Catalysts	—	—	—	—
Fine Chemistry	(5,895)	(3,832)	(10,716)	(7,204)
Corporate & other	—	(23)	—	(20)

Total net income attributable to noncontrolling interests	(8,389)	(3,506)	(13,918)	(7,877)

Segment income:
Polymer Solutions	43,655	65,669	88,925	121,059
Catalysts	50,994	68,169	107,992	151,551
Fine Chemistry	34,382	45,872	65,739	86,863

Total segment income	129,031	179,710	262,656	359,473
Corporate & other(a)(d)	(15,537)	(3,862)	(29,543)	(21,483)
Restructuring and other charges, net(b)	—	(94,703)	—	(94,703)
Interest and financing expenses	(7,608)	(8,486)	(12,839)	(17,220)
Other expenses, net	(1,697)	(688)	(5,906)	(806)
Income tax expense	(21,450)	(21,882)	(47,642)	(60,910)

Net income attributable to Albemarle Corporation	$82,739	$50,089	$166,726	$164,351

See accompanying notes to the condensed consolidated financial information.

Notes to the Condensed Consolidated Financial Information

(a)	Non-operating pension and OPEB items, consisting of mark-to-market (MTM) actuarial gains/losses as well as interest costs and expected return on assets, are included in Corporate & other as follows:

•

For the three months ended June 30, 2013 and 2012, net benefits amounting to $1.5 million ($0.9 million after income taxes, or $0.01 per share) and $13.3 million ($8.4 million after income taxes, or $0.09 per share), respectively. There were no MTM actuarial gains/losses recorded during the three months ended June 30, 2013.

•

For the six months ended June 30, 2013 and 2012, net benefits amounting to $3.6 million ($2.2 million after income taxes, or $0.03 per share) and $16.0 million ($10.1 million after income taxes, or $0.11 per share), respectively. There were no MTM actuarial gains/losses recorded during the six months ended June 30, 2013.

Although non-operating pension and OPEB items are included in our GAAP operating profit, we believe that these components of pension cost are mainly driven by market performance, and we manage these separately from the operational performance of our businesses.

(b)	The three and six month periods ended June 30, 2012 include net charges amounting to $94.7 million ($73.6 million after income taxes, or $0.82 per share) in connection with our exit of the phosphorus flame retardants business.

(c)	The six month period ended June 30, 2012 includes a gain of $8.1 million ($5.1 million after tax, or $0.06 per share) resulting from proceeds received in connection with the settlement of litigation (net of related legal fees). The six month period ended June 30, 2012 also includes an $8 million charitable contribution ($5.1 million after tax, or $0.06 per share) to the Albemarle Foundation.

(d)	The three month and six month periods ended June 30, 2013 include costs of $3.6 million which are the subject of a claim by the Company against a freight services vendor for alleged fraud committed against several companies.

(e)	Totals may not add due to rounding.

Additional Information

It should be noted that Net income attributable to Albemarle Corporation (“earnings”), earnings per share and effective income tax rates which exclude special and non-operating pension and OPEB items, as well as presentations of segment operating profit, segment income, EBITDA, EBITDA excluding special and non-operating pension and OPEB items, EBITDA margin and EBITDA margin excluding special and non-operating pension and OPEB items are financial measures that are not required by, or presented in accordance with, accounting principles generally accepted in the United States, or GAAP. These measures are presented here to provide additional useful measurements to review our operations, provide transparency to investors and enable period-to-period comparability of financial performance.

A description of other non-GAAP financial measures that we use to evaluate our operations and financial performance, and reconciliation of these non-GAAP financial measures to the most directly comparable financial measures calculated and reported in accordance with GAAP, can be found in the Investors section of our website at www.albemarle.com, under “Non-GAAP Reconciliations” under “Financials.” Also, see attached for a supplemental reconciliation of our segment operating profit and segment income amounts to GAAP Operating profit and GAAP Net income attributable to Albemarle Corporation, respectively, as well as for a supplemental reconciliation of Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items, EBITDA and EBITDA excluding special and non-operating pension and OPEB items to Net income attributable to Albemarle Corporation.

ALBEMARLE CORPORATION AND SUBSIDIARIES

Non-GAAP Reconciliation

(In Thousands)

(Unaudited)

Our segment information includes measures we refer to as “segment operating profit,” “segment income,” “EBITDA” and “EBITDA excluding special and non-operating pension and OPEB items,” which are financial measures that are not required by, or presented in accordance with, GAAP. The Company has reported segment operating profit, segment income, EBITDA and EBITDA excluding special and non-operating pension and OPEB items because management believes that these financial measures provide transparency to investors and enable period-to-period comparability of financial performance. Segment operating profit, segment income, EBITDA and EBITDA excluding special and non-operating pension and OPEB items should not be considered as alternatives to operating profit or net income attributable to Albemarle Corporation, as determined in accordance with GAAP.

See below for a reconciliation of segment operating profit and segment income, the non-GAAP financial measures, to Operating profit and Net income attributable to Albemarle Corporation, respectively, the most directly comparable financial measures calculated and reported in accordance with GAAP.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total segment operating profit	$127,711	$170,481	$256,604	$346,032
Corporate & other *	(15,537)	(3,839)	(29,543)	(21,463)
Restructuring and other charges, net	—	(94,703)	—	(94,703)

GAAP Operating profit	$112,174	$71,939	$227,061	$229,866

Total segment income	$129,031	$179,710	$262,656	$359,473
Corporate & other	(15,537)	(3,862)	(29,543)	(21,483)
Restructuring and other charges, net	—	(94,703)	—	(94,703)
Interest and financing expenses	(7,608)	(8,486)	(12,839)	(17,220)
Other expenses, net	(1,697)	(688)	(5,906)	(806)
Income tax expense	(21,450)	(21,882)	(47,642)	(60,910)

GAAP Net income attributable to Albemarle Corporation	$82,739	$50,089	$166,726	$164,351

*	Excludes corporate noncontrolling interest adjustments of $(23) and $(20) for the three-month and six-month periods ended June 30, 2012, respectively.

See below for a reconciliation of Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items, EBITDA and EBITDA excluding special and non-operating pension and OPEB items, the non-GAAP financial measures, to Net income attributable to Albemarle Corporation, the most directly comparable financial measure calculated and reported in accordance with GAAP. EBITDA is defined as Net income attributable to Albemarle Corporation before interest and financing expenses, income taxes, depreciation and amortization. EBITDA excluding special and non-operating pension and OPEB items is defined as EBITDA before the special and non-operating pension and OPEB items as listed below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Net income attributable to Albemarle Corporation	$82,739	$50,089	$166,726	$164,351

Add back:
Non-operating pension and OPEB items (net of tax)	(947)	(8,424)	(2,244)	(10,127)
Special items (net of tax)	—	73,590	—	73,590

Net income attributable to Albemarle Corporation excluding special and non-operating pension and OPEB items	$81,792	$115,255	$164,482	$227,814

Net income attributable to Albemarle Corporation	$82,739	$50,089	$166,726	$164,351

Add back:
Interest and financing expenses	7,608	8,486	12,839	17,220
Income tax expense	21,450	21,882	47,642	60,910
Depreciation and amortization	26,573	25,214	51,817	49,449

EBITDA	138,370	105,671	279,024	291,930
Non-operating pension and OPEB items	(1,515)	(13,329)	(3,584)	(16,023)
Special items	—	94,703	—	94,703

EBITDA excluding special and non-operating pension and OPEB items	$136,855	$187,045	$275,440	$370,610

Net sales	$634,197	$684,894	$1,275,822	$1,396,598

EBITDA Margin	21.8%	15.4%	21.9%	20.9%

EBITDA Margin excluding special and non-operating pension and OPEB items	21.6%	27.3%	21.6%	26.5%